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                               Bemis Company, Inc.

                 OFFICERS' CERTIFICATE AND AUTHENTICATION ORDER
                            FOR 6.70% NOTES DUE 2005


          Pursuant to the Indenture dated as of June 15, 1995 between Bemis Company, Inc. (the "Company") and First Trust National Association, as trustee (the "Trustee"), and resolutions adopted by the Board of Directors of the Company effective June 12, 1995, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

          Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

          A. ESTABLISHMENT OF SERIES PURSUANT TO SECTION 301 OF INDENTURE. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

          1. The series of Securities hereby being authorized shall bear the title "6.70% Notes due 2005" (referred to herein as the "Debt Securities").

          2. The aggregate principal amount of Debt Securities shall be limited to $100,000,000 (except as noted in Sections 303, 304, 305, 306, 906 or 1107 of the Indenture).

          3. The principal of each Debt Security shall be due and payable on July 1, 2005.

          4. Each Debt Security shall bear interest at a rate of 6.70% per annum. Each Debt Security shall bear interest from July 1, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest on each Debt Security shall be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1996. The Regular Record Dates with respect to each Debt Security shall be the December 15 and June 15 next preceding the January 1 and July 1 Interest Payment Dates.

          5. Payment of principal of and interest on each Book-Entry Debt Security (as defined below) represented by a Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner




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     and the sole Holder of the Book-Entry Debt Securities represented thereby for all purposes under the Indenture. Notices and demands to or upon the Company with respect to the Debt Securities and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture.

          6. The Debt Securities shall not be redeemable prior to their Stated Maturity.

          7. The Debt Securities shall not be subject to any sinking fund or any analogous provision, and the Company will not be subject to any obligation to redeem or repurchase the Debt Securities at the option of a Holder.

          8. The Debt Securities shall be issued only as Registered Securities. The Debt Securities shall not be issued in temporary global form. The Debt Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee (each Debt Security represented by a Global Security being herein referred to as a "Book-Entry Debt Security"). The Depositary with respect to such Global Securities shall be The Depository Trust Company. The circumstances under which a Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee shall be as provided in
     Section 305 of the Indenture.

          B. ESTABLISHMENT OF FORM OF DEBT SECURITY PURSUANT TO SECTION 201 OF INDENTURE. It is hereby established pursuant to Section 201 of the Indenture that the Debt Securities shall be substantially in the form attached as Exhibit A hereto.

          C. ORDER FOR THE AUTHENTICATION AND DELIVERY OF DEBT SECURITIES PURSUANT TO SECTION 303 OF THE INDENTURE. It is hereby ordered pursuant to
Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Debt Security in the aggregate principal amount of $100,000,000 registered in the name of Cede & Co., which Debt Security has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debt Security to or upon the order of Goldman, Sachs & Co. on July 5, 1995.

                                     -2-


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          D.   OTHER MATTERS.  The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company effective June 12, 1995. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated:  June 29, 1994


                    BEMIS COMPANY, INC.



                                   By   /s/  John H. Roe
                                        ---------------------------------
                                        John H. Roe
                                        President and
                                        Chief Executive Officer




                                   By  /s/  Benjamin R. Field
                                       ----------------------------------
                                        Benjamin R. Field, III
                                        Senior Vice President,
                                        Chief Financial Officer and
                                        Treasurer


                                       -3-

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                                                                       EXHIBIT A

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               BEMIS COMPANY, INC.
                              6.70% Notes Due 2005


CUSIP No. 081437AB1                                                 $100,000,000

No. R-1

     Bemis Company, Inc., a corporation duly organized and existing under the laws of Missouri (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on July 1, 2005, and to pay interest thereon from July 1, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on each January 1 and July 1, commencing on January 1, 1996, at the rate of 6.70% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th of December or the 15th of June (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, in immediately available funds. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:    July 5, 1995
                                        BEMIS COMPANY, INC.
[SEAL]


                                        By
                                          ---------------------------------
                                          Its Senior Vice President


                                          Attest:



                                          ----------------------------------
                                                                   Secretary


     This is one of the Securities of the series designated therein and issued pursuant to the within-mentioned Indenture.

                                          FIRST TRUST NATIONAL
                                           ASSOCIATION, as Trustee


                                          By
                                            --------------------------------
                                            Authorized Signature


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                               BEMIS COMPANY, INC.
                              6.70% Notes Due 2005


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1995 (herein called the "Indenture"), between the Company and First Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

     The Securities of this series are not Subject to any sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


                                        3

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     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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